Exhibit 99.1

[CALYPTE LOGO]
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
1265 Harbor Bay Parkway o Alameda, CA 94502 www.calypte.com

   Company Contact:                            Investor Relations Contact:
   Richard Brounstein, CFO                     Tim Clemensen
   (510) 749-5100                              Rubenstein Investor Relations
   email:rbrounstein@calypte.com               Phone: 212-843-9337
                                               Email:tclemensen@rubensteinir.com

           CALYPTE BIOMEDICAL RAISES $9.3 MILLION IN PRIVATE PLACEMENT

ALAMEDA, CA - JUNE 1, 2004 - CALYPTE BIOMEDICAL CORPORATION (OTCBB: CYPT), a developer, manufacturer and marketer of HIV diagnostic tests, today announced that it has raised $9.3 million in a private placement to accredited investors. The company is issuing 23.25 million shares of common stock at $0.40 per share and five-year warrants to purchase 8.138 million shares of common stock at $0.50 per share. The investors, led by SF Capital Partners Ltd., also included Marr Technologies BV, which participated in the Company's last two financing rounds and remains its largest stockholder. The proceeds are expected to be used primarily for the commercialization of the Company's rapid tests for HIV-1/2 diagnosis that are currently under development and for general working capital purposes.

Tony Cataldo, Calypte's Chairman stated, "Today, we announced financing with participation from institutional investors. We believe this commitment is a reflection of the potential for our rapid tests for the detection of HIV in emerging markets."

The Company plans to file a registration statement in connection with the private placement to register the shares of common stock issued and the shares of common stock underlying the warrants granted.

ABOUT CALYPTE BIOMEDICAL:

Calypte Biomedical Corporation, headquartered in Alameda, California, is a public healthcare company dedicated to the development and commercialization of in vitro diagnostic tests, primarily for the detection of antibodies to Human Immunodeficiency Virus (HIV), and other sexually transmitted and infectious diseases. Calypte's currently marketed laboratory-based tests include an enzyme immunoassay (EIA) HIV-1 antibody screening test and an HIV-1 antibody western blot supplemental test, the only two FDA-approved HIV-1 antibody tests for use on urine samples, as well as an FDA-approved serum HIV-1 antibody western blot supplemental test. Calypte is actively engaged in developing new test products for the rapid detection of HIV and other infectious diseases. Calypte believes that there is a significant need for rapid detection of such diseases globally to control their proliferation, particularly in lesser-developed countries, which lack the medical infrastructure to support laboratory-based testing. Calypte believes that testing for HIV and other infectious diseases may make important contributions to public health.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and access funds from its existing financing arrangements that will allow it to continue its current and future operations and whether demand for its test products in domestic and international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or

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the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-KSB for the year ended December 31, 2003 and its subsequent filings with the SEC.

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